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                                                                    EXHIBIT 1(e)

                             ARTICLES OF AMENDMENT

                                TO THE CHARTER

                                      OF

                           AIG ALL AGES FUNDS, INC.

        THIS IS TO CERTIFY that AIG ALL AGES FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Articles of Incorporation of the corporation is hereby amended by redesignating the separate series of shares previously designated the "AIG Secured Retiree Fund -- 2002," as the "AIG Retiree Fund -- 2003."

        SECOND: The Board of Directors of the Corporation on December 18, 1995 duly adopted by unanimous vote resolutions in which was set forth the foregoing amendment to the Articles of Incorporation of the Corporation. No stock entitled to be voted on this matter was outstanding or subscribed for at the time of approval.

        IN WITNESS WHEREOF, AIG All Ages Funds, Inc. has caused these presents to be signed in its name and on it behalf by the President and witnessed by its Assistant Secretary on January 11, 1996.


WITNESS                                         AIG ALL AGES FUNDS, INC.


/s/ Elizabeth M. Tuck                           By: /s/ Daniel K. Kingsbury
----------------------                              ---------------------------
Elizabeth M. Tuck                                       Daniel K. Kingsbury
Assistant Secretary                                     President


        THE UNDERSIGNED, President of AIG All Ages Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made part, hereby acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.



                                                By: /s/ Daniel K. Kingsbury
                                                    ---------------------------
                                                    Daniel K. Kingsbury
                                                    President